Exhibit 10.69

AGREEMENT

          THIS AGREEMENT ("Agreement") is made and entered into effective as of October 12, 2001, by and between Seitel, Inc. (the "Company") and Kevin Fiur (the "Executive").

          WHEREAS, the Executive has obtained a personal loan from Comerica Bank (the "Lender"); and

          WHEREAS, the Company desires to retain the services of Executive and to induce Executive to remain in the employ of the Company by repaying the loan made to the Executive by the Lender;

          THEREFORE, in consideration of the above and the mutual covenants and agreements set forth herein, the parties agree as follows:

          1.          Company Guaranty and Executive Repayment.            The Executive has obtained from the Lender a personal loan in the original principal amount of $600,000.00 and evidenced by the promissory note attached hereto as Exhibit A ("Note"). The Company agrees with the Executive that the Company will pay to the Lender, on a timely basis and in accordance with the terms and conditions of the Note, all payments of interest, principal and penalties (if applicable) which are required to be paid by the Executive in accordance with the provisions of the Note. The Company and the Executive acknowledge and agree that all payments made by the Company on the Note shall be deemed to be a loan from the Company to the Executive which shall be repaid by the Executive to the Company in accordance with the terms of this Agreement ("Executive Repayment"). If the Executive's employment with the Company continues beyond the date that is the tenth anniversary of the date of the Note ("Repayment Termination Date"), then the Company shall forgive the Executive Repayment in its entirety. In the event of (i) a Change of Control (as defined in Paragraph 2 below), (ii) termination of Executive's employment with the Company for any reason or no reason by the Company other than for Due Cause (as defined in Paragraph 2 below), (iii) the death or Disability of the Executive (as defined in Paragraph 2 below), (iv) the bankruptcy or insolvency of the Company, or (v) the Executive's receipt of notice from the Company that the term of the Executive's employment shall not be extended beyond its initial term pursuant to any employment agreement between the Company and the Executive, then the Executive Repayment shall be forgiven by the Company in full and, if any amount remains unpaid under the Note as if the date of any event described in the preceding clauses (i) through (v) of this sentence, the Company shall pay the Note in full within ten days of any event described in the preceding clauses (i) through (v) of this sentence. The Executive agrees that in the event the Executive's employment with the Company is terminated by the Company for Due Cause (as defined in Paragraph 2 below) or by the Executive voluntarily other than for Good Reason (as defined in Paragraph 2 below), with an effective date of termination prior to the Repayment Termination Date, the Executive will repay to the Company a pro rata portion of the Executive Repayment based on the following formula:

                              The amount of the Executive Repayment shall equal $600,000 multiplied by [120 minus the number of months the Executive is employed by the Company ("Employment Months") from the date of the Note to the date of termination] divided by 120. The Employment Months shall be calculated by adding (i) the number of full months of employment from the date of the Note until the date of termination, plus (ii) for every partial month or months from the date of the Note ("Partial Month"), a fraction equal to the number of days that the Executive was employed by the Company during such Partial Month divided by the total number of calendar days in such Partial Month. Any repayment called for under this Paragraph will be made to the Company within 30 days of the Executive's last day of employment by the Company. At the Company's sole discretion, the Executive Repayment obligation may be satisfied, in whole or in part, by the Company offsetting the Executive Repayment against amounts owed to the Executive by the Company.

          2.          Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings given them below:

                    "Change of Control" shall be deemed to have occurred if:

                    (a)          any "person," including a "group" as determined in accordance with section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

                    (b)          as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the board of Directors of the Company or any successor to the Company;

                    (c)          the Company is merged or consolidated with another entity and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting entity shall then be owned in the aggregate by the former stockholders of the Company, other than (x) affiliates within the meaning of the Exchange Act, or (y) any party to such merger or consolidation;

                    (d)          a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities;

                    (e)          the Company transfers substantially all of its assets to another corporation which is not a wholly owned subsidiary of the Company; or

                    (f)          Paul Frame is no longer President and Chief Executive Officer of the Company; provided, however, that unless the Board of Directors of the Company determines otherwise prior to the date of any event described in the foregoing clauses (a) through (e) above ("Event"), a "Change of Control" shall not have occurred if any Event results, directly or indirectly, in the beneficial ownership by the employees or members of the Board of Directors of the Company of: (x) substantially all of the assets of the Company; or (y) securities of the Company representing 30% or more of the combined voting power of the outstanding securities of the Company or any successor to the Company.

                    "Disability" shall mean the absence of the Executive from his duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or his legal representative, such agreement as to acceptability not to be withheld unreasonably.

                    "Due Cause" shall mean (x) the Executive has committed a willful, serious act, such as embezzlement, against the Company intending to unjustly enrich himself at the expense of the Company or has been convicted of a felony involving moral turpitude or (y) the Executive, in carrying out his duties to the Company, has been found guilty of (i) willful, gross neglect or (ii) willful, gross misconduct resulting in either case in material harm to the Company. Notwithstanding the foregoing, no termination of the Executive's employment by the Company shall be treated as for Due Cause or be effective until and unless all of the steps described in the following clauses (i) through (iii) have been complied with: (i) notice of intention to terminate for Due Cause has been given by the Company within 120 days after the Board of Directors learns of the fact, failure or event (or latest in a series of acts, failures or events) constituting "Cause"; (ii) the Board of Directors of the Company has voted (at a meeting of the Board duly called and held as to which termination of the Executive is an agenda item) to terminate the Executive for Due Cause after the Executive has been given notice of the particular acts or circumstances which are the basis for the termination for Due Cause and has been afforded at least 20 days' notice of the meeting and an opportunity to present his position in writing; and (iii) the Board of Directors of the Company has given a Notice of Termination to the Executive within 20 days of such Board meeting. The Company may suspend the Executive with pay at any time during the period commencing with the giving of notice to the Executive under clause (i) above until final Notice of Termination is given under clause (iii) above.

                    "Good Reason" shall mean any action that (i) demotes the Executive to a lesser position than Executive Vice President, Chief Operating Officer and General Counsel; (ii) causes a change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to the Executive's position as of the date of this Agreement; (iii) decreases the Executive's salary below the level as of the date of this Agreement plus increases made from time to time after the date of this Agreement; (iv) reduces the Executive's benefits under any executive compensation or employee benefit plan, program or arrangement of the Company (other than a change made prior to a Change in Control that affects all of the Company's senior executive officers alike) from the level in effect upon the date of this Agreement or after the date hereof; (v) moves the Executive's office from the Company's principal executive office; (vi) fails to obtain the assumption in writing of the Company's obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 60 days after a merger, consolidation, sale or similar transaction unless such assumption occurs by operation of law; or (vii) constitutes any other material breach by the Company of this Agreement.

          3.          Gross-Up Payment. In the event there is any payment in the nature of compensation to or for the benefit of the Executive (whether made pursuant to this Agreement or otherwise) which (i) is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, or (ii) is subject to any federal, state, or other applicable taxes, including, but not limited to, employment taxes, as a result of the Company's payments pursuant to this Agreement or the Note or any forgiveness of the Executive Repayment ("Executive Repayment Tax"), then the Executive shall be entitled to receive an additional payment ("Gross-Up Payment") in an amount such that after payment by the Executive of all excise taxes, Executive Repayment Tax, taxes imposed upon the Gross-Up Payment, and any interest and penalties imposed with respect to all such taxes, the Executive is placed in an after tax position as if there had been no such excise tax or Executive Repayment Tax imposed on any payments to or for the benefit of the Executive. The Gross-Up Payment shall be paid not later than the time any such excise tax or Executive Repayment Tax must be paid by the Executive.

          4.          Indemnity. The Company shall, at its sole expense, indemnify and defend the Executive against any claim or action, whether or not well founded, by any party, including, but not limited to, the Lender, which attempts to hold the Executive liable for repayment of the Note, in whole or any part, or any amount of the Executive Repayment other than as set forth specifically in this Agreement.

          5.          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assign, and the Executive, his heirs, executors, administrators and legal representatives.

          6.          Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and may be modified only by a writing executed by the parties hereto. The waiver by either party to this Agreement of a breach of any provision thereof by the other party shall not operate or be construed as a waiver of any subsequent breach of such party.

          7.          Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice of law provisions thereof. All rights, duties and obligations under this Agreement are performable and enforceable in Harris County, Texas.

          8.          Severability. The invalidity or enforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

          9.          Amendment. This Agreement may be amended only by mutual consent of the parties hereto evidenced in writing.

          10.          Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if given to the Executive, sent by certified or registered mail to the Executive's residence (if such notice is addressed to the Executive), with a copy to Cynthia Moulton at Franklin, Cardwell & Jones, 600 Travis, Houston, Texas 77002, and Clayton Clark at Clark, Depew, 440 Louisiana, Suite 1600, Houston, Texas 77002, or if given to the Company, sent to the principal executive offices of the Company.

          11.          Counterparts. This Agreement may be executed in two counterparts, both of which, when taken together, shall constitute a single original.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be effective on its behalf as of the date first above written.

                                                                      SEITEL, INC.

October 12, 2001                                             By:       /s/ Paul A. Frame
Date                                                               Name:   Paul A. Frame
                                                                      Title:      President and Chief Executive Officer

October 12, 2001                                              /s/ Kevin Fiur
Date                                                                KEVIN FIUR